                                                                      EXHIBIT 23

                         CONSENT OF INDEPENDENT AUDITORS

     We consent to the incorporation by reference in this Annual Report (Form 10-K) of Temple-Inland Inc. of our report dated January 28, 2000, included in the 1999 Annual Report to Shareholders of Temple-Inland Inc.

     We consent to the incorporation by reference in each of the following Registration Statements filed by Temple-Inland Inc. and in each related Prospectus of our report dated January 28, 2000, with respect to the consolidated financial statements of Temple-Inland Inc. incorporated by reference in the Annual Report (Form 10-K) for the year ended January 1, 2000, and our report dated January 28, 2000, with respect to the financial statement schedule included in this Annual Report (Form 10-K) for the year ended January 1, 2000.

       REGISTRATION
       STATEMENT NO.                  PURPOSE
       -------------                  -------
        No. 2-88202            Post-Effective Amendment Number 3 on Form S-8
        No. 33-23132           Registration Statement on Form S-8
        No. 33-25650           Post-Effective Amendment Number 1 on Form S-8
        No. 33-27286           Post-Effective Amendment Number 1 on Form S-8
        No. 33-32124           Post-Effective Amendment Number 2 on Form S-8
        No. 33-43802           Registration Statement on Form S-8
        No. 33-48034           Registration Statement on Form S-8
        No. 33-54388           Registration Statement on Form S-8
        No. 33-63104           Registration Statement on Form S-8
        No. 333-27469          Registration Statement on Form S-8
        No. 333-52189          Registration Statement on Form S-3


                              /s/  ERNST & YOUNG LLP

Houston, Texas
March 24, 2000